Exhibit 10.8

LEASE

This Lease is between Rittenhouse Building and Investment Association, a California corporation (Lessor) and Validus Medical Systems, Inc., a California Corporation (Lessee).

WITNESSETH:

1. Premises: Lessor hereby leases to Lessee and Lessee hereby hires from Lessor real property and improvements located at 1538 Pacific Avenue, Second Floor, Santa Cruz, California, consisting of space which is approximately 5,337 square feet. This space has previously been leased by Lessor to the predecessor of Lessee pursuant to a Lease Agreement dated October 8, 1998, as amended, which agreement expires December 31, 2003, and this Lease Agreement is intended to commence as of the date of expiration of the prior Lease dated October 8, 1998.

2. Term: Lessee shall have and hold the leased premises for a term of one (1) year commencing as of January 1, 2004, and ending on December 31, 2004.

3. Rental: Lessee shall pay to Lessors as rental the total sum of $70,448.40, which sum shall be paid at a rate of Five Thousand Eight Hundred Seventy Dollars and Seventy Cents ($5,870.70) per month payable in advance on the first day of each month commencing January 1, 2004. Such sum represents a rental rate of $1.10 per square foot for 5,337 square feet.

4. Use:

a. The leased premises may be used for the operation of Lessee’s computer software, administration, research and development business.

b. Lessee shall promptly comply with all laws, ordinances, orders, and regulations affecting the property, including laws related to safety, occupation and use. Lessee shall not do or permit anything on the parcel that will in any way increase the rate of fire or public liability insurance covering the leased premises and appurtenances thereto over and above the rate of fire and public liability insurance normally charged on this type of occupancy.

5. Acceptance of Premises: Lessee accepts the leased premises in their present condition.

6. Utilities: Lessee shall pay all utility costs incurred in connection with Lessee’s occupation and use of the leased premises, including, without limitation, water, gas, electricity, sewer, garbage removal, and other utility services, all utility taxes levied in connection with utilities used on the premises, and any janitorial costs, including 50% of the janitorial costs relating to the maintenance and cleaning of the first floor lobby and stairwell to the second floor. Lessor shall not be responsible nor liable in any way whatsoever for the quality, impairment, interruption or stoppage of utilities, or for interference with or stoppage of any service with or without notice to Lessee.

7. Taxes: Lessee shall pay Lessee’s pro rata share of real property taxes and assessments. Lessor shall bill Lessee as appropriate after advancing payment for such charges, and Lessee shall, within thirty (30) days pay to Lessor its pro rata share based on the fraction which is the number of square feet rented by Lessees divided by the total number of the square feet of the building, which pro rata share is agreed to be 36.5% of the total expense.

8. Repairs and Maintenance by Lessee/Elevator and HVAC System: Lessee at Lessee’s sole cost and expense, without obligation to Lessor, shall keep and maintain the entire premises in good and sanitary order, condition and repair, reasonable wear and tear excepted. Lessee waives the provisions of any law permitting repairs by a tenant at the expense of a landlord. Lessor will obtain and keep in force service agreements for the elevator and HVAC for the leased premises, and Lessee shall reimburse Lessor all expenses related to the maintenance and repair of the elevator and HVAC system for the leased premises within thirty (30) days of request for such payment by Lessor, up to an annual amount of $3,500.00. Lessee is responsible for 100% of the HVAC costs allocated to Suite 200, and for 50% of the costs associated with the elevator; however, Lessee will not be responsible for any damage caused by the tenants located on the third floor of the premises, or their invitees.

9. Alterations and Mechanic’s Liens: Lessee shall not make or permit to be made any addition to or alterations of the premises or any part thereof without the written consent of Lessor, and any additions to or alterations of said premises, when permitted to be made, shall become at once a part of the realty and belong to Lessor, and shall not be removed by Lessee at the end of their occupancy or otherwise, except upon written consent or order of Lessor. Lessee shall keep the leased premises free and clear from any liens arising out of any work performed, material furnished or obligations incurred by Lessee. Lessor reserves the right to go upon the leased premises and post and keep posted thereon notices of non-responsibility.

10. Access to Premises:

a. Lessor and Lessor’s designees shall have the right to enter the premises during business hours at reasonable times and in emergencies at all times, to inspect the premises, and for any lawful purpose, without any reduction or rebate of rent to Lessee for loss of occupancy or quiet enjoyment of the premises thereby occasioned. Lessor’s designees will give a minimum of 24 hours’ notice to Lessee prior to entering the premises.

b. For a period commencing sixty (60) days prior to the end of the term, Lessor may have reasonable access to the leased premises for the purpose of exhibiting them to prospective lessees and may post any usual “To Let” or “To Lease” signs upon the leased premises, such sign to be of a reasonable size.

11. Remedies of Lessor on Default:

a. In the event of default by Lessee, no default or breach shall exist on the part of Lessee of any of the covenants and conditions unless and until Lessor shall serve upon Lessee a written notice sent via certified mail specifying with particularity wherein said default or breach is alleged to exist, and the failure on the part of Lessee to perform or observe said covenant or condition, as the case may be, within thirty (30) days after service upon Lessee of said written notice if the default is other than for nonpayment of rent, or within fifteen (15) days if the default is for nonpayment of rent. In any event, if the period of ten (10) days elapses on nonpayment of the rental sum payable by Lessee to Lessor, Lessee shall pay to Lessor as liquidated damages 10% of the amount delinquent. If, after said notice of default is so served or mailed, the designated time period elapses without Lessee performing or observing the matters set forth therein, Lessor may, if Lessor so elects, take possession of said premises and remove all persons and contents therefrom, using all necessary legitimate force to do so, and may relet the same or any part thereof at such rent and upon such terms and conditions as Lessor may deem proper, and apply the proceeds thereof after paying therefrom the expenses of re-entering said premises and putting the same in good and proper condition and reletting the same, upon the amount due from Lessee hereunder. Any such notice of default shall be served upon or mailed via certified mail to Lessee as provided in Paragraph 27 of this lease. If Lessor shall take possession of said premises and relet the same, such reletting shall not operate as a termination of this lease unless Lessor elects, such election to be evidenced by a written notice to Lessee, nor shall any action by Lessor operate as a waiver of any other right or remedy of Lessor hereunder. If after the above mentioned notice, default shall be made in any of the covenants or conditions herein contained to be kept or observed by Lessee, Lessor, at Lessor’s election, may declare this lease terminated by written notice and without further notice or demand re-enter the leased premises and remove therefrom Lessee and all persons in said leased premises.

b. All remedies herein given Lessor shall be cumulative and in addition to any other legal and equitable rights which Lessors may have, and if Lessor institutes legal action to collect the total or balance of the rent hereby reserved, the filing of such action prior to expiration of the full leasehold term shall not be deemed premature as a matter of law irrespective of whether Lessor have retaken possession and relet the premises for Lessor’s own account or for the account of Lessee.

12. Assignment and Sublease: Lessee shall be not be entitled to assign or sublet the leased property without the prior written consent of Lessor.

13. Insolvency, Receiver: Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (b) a general assignment by Lessee for the benefit of creditors, or (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this lease by Lessee and at the option of Lessor cause a termination.

14. Nonliability of Lessor for Damages: Except for injury to person or persons or property caused by the gross negligence of Lessor, this lease is made upon the express condition that Lessor is free from all liability and claim for damages by reason of any injury to any person or persons or property of any kind whatsoever, and to whomever belonging, including Lessee, from any cause or causes whatsoever, while in, upon or in any way connected with the said leased premises during the term of this lease or any extension hereof or any occupancy hereunder, Lessee hereby covenanting and agreeing to indemnify and save harmless and defend Lessor from all liability, loss, costs and obligations on account of or arising out of any such liabilities or losses however occurring.

15. Lessee’s Obligation to Insure:

a. During the term of this lease, Lessee, at Lessee’s sole cost and expense, shall maintain in full force a policy or policies of comprehensive public liability insurance including property damage, insuring Lessor and Lessee against liability for injury to persons or property and for death of any person or persons occurring in or about the leased premises or arising out of the ownership, maintenance or use or occupancy thereof. The liability under such insurance shall not be less than two million dollars ($2,000,000.00) combined single limit for bodily injury and/or property damage. Lessee shall provide Lessor with copies or certificates of all policies including in each instance an endorsement providing that such insurance shall not be canceled except after ten (10) days’ written notice to Lessor. Such policy or policies of insurance shall be written as primary policies, and shall be written by a company or companies rated A+, AA or better in “Best’s Insurance Guide”.

b. In addition, Lessee shall pay to Lessor the pro rata cost of insurance obtained by Lessor for the building at 1538 Pacific Avenue, Santa Cruz, California, including without limitation all premiums for fire, all risk insurance, flood extended coverage, and public liability coverage. Such pro rata share will be based on the fraction which is the number of square feet rented by Lessee divided by the total number of the square feet of the building, which pro rata share is agreed to be 36.5% of the total expense. Lessee agrees to pay such expense owing Lessor within thirty (30) days of request for such payment by Lessor.

c. In addition, Lessee shall reimburse Lessor for any increase in premiums paid by Lessor for insurance reasonably maintained by Lessor for liability and property damage relating to the premises due to Lessee’s use.

d. Lessee agrees, if Lessee does not keep insurance in full force and effect, that Lessor may take out the necessary insurance and pay the premium, and the repayment thereof shall be deemed to be a part of the rental and payment shall be made by Lessee on the next day on which rent becomes due.

e. Lessor and Lessee grant to each other, on behalf of any insurer providing insurance to either of them with respect to the leased premises, a waiver of any right of subrogation which any such insurer of one party may acquire against the other by virtue of payment of any loss under such insurance.

16. Signs: Lessee shall not hang from, print upon nor attach to any part of the leased premises any sign, lettering or decalcomania without prior written consent of Lessor, which consent shall not be unreasonably withheld.

17. Effect of Holding Over: If Lessee should remain in possession of the leased premises after the expiration of the lease term following renewal without executing a new lease, then such holding over shall be construed as a tenancy from month to month, subject to all the conditions, provisions, and obligations of this lease, insofar as the same are applicable to a month to month tenancy. Lessor may, by thirty (30) days’ written notice, change the rental and terms of such month-to-month tenancy.

18. Obligation of Lessee on Surrender: On the last day or sooner termination of this lease term, Lessee shall quit and surrender the premises in good condition and repair, together with all alterations, additions, and improvements that may have been made in, to or on the leased premises. If the premises be not surrendered at the end of the lease term, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in surrendering the premises, including without limitation any claims made by any succeeding lessee founded on the delay. At the request of the Lessor, Lessee will remove any improvements.

19. Effect of Lessor’s Conveyance: If, during the term of this lease, Lessor shall sell its interest in the leased premises, then from and after the effective date of the sale, said Lessor shall be released and discharged from any and all obligations and responsibilities under this lease except those already accrued, but the sale of said leased premises shall be subject to all the terms of this lease, the purchasers of said property to be subject to all the terms of this lease that the herein Lessor would be subject to in the event no sale took place.

20. Hazardous Materials. Lessee agrees to use, store and dispose of any hazardous materials only in compliance with all governmental regulations. Lessee agrees during the term of this lease not to dispose of any pollutant, contamination, petroleum or other hazardous material on the premises or to create any hazardous condition which may be injurious to human health or the environment. Lessee shall notify Lessor of any release of any toxic substance, as required by Health and Safety Code Section 25359.7. Lessee shall cause any unauthorized release of any hazardous substance to be promptly cleaned up in compliance with law and all applicable regulations, and shall hold Lessor harmless from any release of any toxic substance upon the premises, whether caused by Lessee or Lessee’s employees, invitees, agents or contractors. Lessee agrees that it shall indemnify, defend and hold Lessor harmless from all claims, damages, penalties, costs of compliance and injuries arising from the presence on, in or under the premises of any pollutant, contaminant, petroleum product or other material or condition which may be injurious to human health or the environment arising from acts or omissions of Lessee during Lessee’s occupancy. Lessee shall, however, have no obligation (including no obligation of mitigation) with respect to any pollutant, contaminant, petroleum product or other hazardous material or condition existing prior to the date of Lessee’s occupancy and arising from acts or omissions of Lessor.

21. Attorney’s Fees: In the event that Lessor must consult an attorney to bring suit for the possession of the premises, for the recovery of any sum due under or because of the breach of any covenant in this lease, or for any other relief against Lessee, declaratory or otherwise, or should Lessee bring any action for any relief against Lessor, declaratory or otherwise, arising out of this lease, the unsuccessful party shall pay to the successful party reasonable attorney’s fees and all related litigation costs.

22. Advances by Lessor: In the event of Lessee’s breach of any covenant in this lease, Lessor may at any time, without notice, cure such breach for the account and at the expense of Lessee. If Lessor at any time by reason of such breach, is compelled to incur any expense, including attorney’s consultation fees, or in instituting, prosecuting, or defending any actions or proceedings to enforce Lessor’s rights under this lease or otherwise, the sum or sums so paid by Lessor, with all interest, costs and damages shall be deemed to be additional rent under this lease and shall be due from Lessee to Lessor on the first day of the month following the incurring of such expenses.

23. Condemnation:

a. If title to all of the leased premises is taken for any public or quasi-public use under any statute, or by right of eminent domain, or by the private purchase in lieu of eminent domain, or if title to so much of the leased premises is so taken that a reasonable amount of reconstruction of the leased premises will not result in the premises being a practical improvement and reasonably suitable for Lessee’s continued occupancy for the uses and purposes for which the premises are leased, then, in either event, this lease shall terminate on the date that possession of the premises or part of the premises are taken.

b. If any part of the leased premises shall be so taken and the remaining part of the leased premises (after reconstruction of the then existing building on the leased premises) is reasonably suitable for Lessee’s continued occupation for the purposes and uses for which the premises are leased, (which determination is to be made by Lessee), this lease shall, as to the part so taken, terminate as of the date that possession of such part is taken, and an equitable adjustment shall be made in the lease rental for the remainder of the term.

c. All compensation awarded or paid upon a total or partial taking of the premises shall belong to Lessors, whether such compensation be awarded or paid as compensation for diminution in value of the leasehold or of the fee, provided, however, that Lessor shall not be entitled to any award made to Lessee for loss of business or depreciation to and cost of removal of fixtures.

24. Execution of Documents: Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this lease.

25. Conditional Limitations: Each term and each provision of this lease performable by Lessee shall be construed to be both a covenant and a condition.

26. Waiver: One or more waivers by Lessee of any covenant or condition shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition. Lessor’s consent to or approval of any act by Lessee requiring Lessor’s consent or approval shall not be deemed to waive or render unnecessary Lessor’s consent to or approval of any subsequent similar act by Lessee.

27. Notices: All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments, or designations under this lease by either party to the other party shall be in writing and shall be sufficient given and served upon the other party if sent by certified mail, return receipt requested, postage prepaid, and addressed as follows:

To Lessee: addressed to Lessee at 1538 Pacific Avenue, Suite 200 Santa Cruz, CA 95060, or to such other place as Lessee may from time to time designate by notice to Lessor.

To Lessor: addressed to Lessor at 660 High Street, Santa Cruz, CA 95060, or to such other place as Lessor may from time to time designate by notice to Lessee.

28. Right of First Refusal: During a time frame which does not extend beyond the date on which this lease terminates, if Lessor receives an offer to lease the premises for the period following termination of this lease from another party, Lessor shall first give Lessee written notice of such offer, including the terms and conditions of the proposed lease, and Lessee shall have ten (10) business days after notice is given in which to decide whether or not to lease the premises from Lessor on such terms and conditions set forth in the notice. If Lessee does not notify Lessor of its intent to lease the premises within the ten (10) business days after written notice is given, Lessor is then free to lease the premises to any third party lessee.

29. Miscellaneous Provisions:

a. Whenever the singular number is used in this lease and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word “person” shall include corporation, firm or association.

b. The marginal headings or titles to the paragraphs of this lease are not a part of this lease and shall have no effect upon the construction or interpretation of any part of this lease.

c. This instrument contains all of the agreements and conditions made between the parties to this lease and may not be modified orally or in any other manner than by an agreement in writing signed by all parties to this lease or their respective successors in interest.

d. Time is of the essence of each term and provision of this lease.

e. Except as otherwise expressly stated, each payment required to be made by Lessee shall be in addition to and not in substitution for other payments to be made by Lessee.

f. Subject to Paragraph 12, the terms and provisions of this lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of Lessor and Lessee.

The parties executed this lease on December 04, 2003, in Santa Cruz County, California.

LESSOR Rittenhouse Building and Investment Association, a California corporation		LESSEE Validus Medical Systems, Inc. a California corporation

By	/s/ Louis E. Rittenhouse	By	/s/ Greg Gruzdowich
	Louis E. Rittenhouse, President		Greg Gruzdowich, President

ADDENDUM TO LEASE

RITTENHOUSE BUILDING AND INVESTMENT ASSOCIATION, a California corporation (Lessor), and VALIDUS MEDICAL SYSTEMS, INC., a California corporation (Lessee), hereby agree to this Addendum to Lease dated (Lease).

WHEREAS, Lessor leases to Lessee and Lessee hires from Lessor real property and improvements located at 1538 Pacific Avenue, Second Floor, Santa Cruz, California, consisting of space which is approximately 5,337 square feet; and

WHEREAS, the parties wish to extend such lease for an additional one-year term on the same terms and conditions, the parties hereto agree as follows:

1. LEASE TERM. Paragraph 2 of the Lease is hereby modified so that the term of the lease shall be for one year, commencing January 1, 2005 through and including December 31, 2005.

2. Prior Agreement. Except as otherwise modified herein, the Lease shall remain in full force and effect, and all rental payments shall be due on the first of each month commencing January 1, 2005.

The undersigned agree to the terms and conditions of this ADDENDUM TO LEASE.

RITTENHOUSE BUILDING AND INVESTMENT ASSOCIATION, a California corporation

Dated: 11/4, 2004	By	/s/ Louis E. Rittenhouse
Louis E. Rittenhouse, President

VALIDUS MEDICAL SYSTEMS, a California corporation

Dated: 10/21, 2004	By	/s/ Greg Gruzdowich
Greg Gruzdowich, President

SECOND ADDENDUM TO LEASE

RITTENHOUSE BUILDING AND INVESTMENT ASSOCIATION, a California corporation (Lessor), and VALIDUS MEDICAL SYSTEMS, INC., a California corporation (Lessee), hereby agree to this Second Addendum to Lease dated (Lease).

WHEREAS, Lessor leases to Lessee and Lessee hires from Lessor real property and improvements located at 1538 Pacific Avenue, Second Floor, Santa Cruz, California, consisting of space which is approximately 5,337 square feet; and

WHEREAS, the parties wish to extend such lease for an additional one-year term on the same terms and conditions, the parties hereto agree as follows:

1. LEASE TERM. Paragraph 2 of the Lease is hereby modified so that the term of the lease shall be for one year, commencing January 1, 2006 through and including December 31, 2006.

2. Prior Agreement. Except as otherwise modified herein, the Lease shall remain in full force and effect, and all rental payments shall be due on the first of each month commencing January 1, 2006.

The undersigned agree to the terms and conditions of this SECOND ADDENDUM TO LEASE.

RITTENHOUSE BUILDING AND INVESTMENT ASSOCIATION, a California corporation

Dated: [ILLEGIBLE], 2005	By	/s/ Louis E. Rittenhouse
Louis E. Rittenhouse, President

VALIDUS MEDICAL SYSTEMS, a California corporation

Dated: 11/23, 2005	By	/s/ Greg Gruzdowich
Greg Gruzdowich, President

ADDENDUM TO LEASE

RITTENHOUSE BUILDING AND INVESTMENT ASSOCIATION, a California corporation (Lessor), and VALIDUS MEDICAL SYSTEMS, INC., a California corporation (Lessee), hereby agree to this Addendum to Lease dated December 4, 2003.

WHEREAS, Lessor leases to Lessee and Lessee hires from Lessor real property and improvements located at 1538 Pacific Avenue, Second Floor, Santa Cruz, California, consisting of space which is approximately 5,337 square feet; and

WHEREAS, the parties wish to extend such lease for an additional one-year term on the same terms and conditions, the parties hereto agree as follows:

1.	LEASE TERM. Paragraph 2 of the Lease is hereby modified so that the term of the lease shall be for one year, commencing January 1, 2007 through and including December 31, 2007.

2.	RENTAL. Paragraph 3 of the Lease is hereby modified so that the Lessee shall pay to Lessors as rental the total sum of $83,257.20 which sum shall be paid at a rate of Six Thousand Nine Hundred Thirty Eight Dollars and Ten Cents ($6,938.10) per month payable in advance on the first day of each month commencing January 1, 2007. Such sum represents a rental rate of $1.30 per square foot for 5,337 square feet.

3.	PRIOR AGREEMENT. Except as otherwise modified herein, the Lease shall remain in full force and effect, and all rental payments shall be due on the first of each month commencing January 1, 2007.

The undersigned agree to the terms and conditions of this ADDENDUM TO LEASE.

RITTENHOUSE BUILDING AND INVESTMENT ASSOCIATION, a California corporation

Dated: 9/27, 2006	By	/s/ Louis E. Rittenhouse
Louis E. Rittenhouse, President

VALIDUS MEDICAL SYSTEMS, a California Corporation

Dated: 9/8, 2006	By	/s/ Greg Gruzdowich
Greg Gruzdowich, President

ADDENDUM TO LEASE

RITTENHOUSE BUILDING AND INVESTMENT ASSOCIATION, a California corporation (Lessor), and VALIDUS MEDICAL SYSTEMS, INC., a California corporation (Lessee), hereby agree to this addendum to Lease dated December 4, 2003.

WHEREAS, Lessor leases to Lessee and Lessee hires from Lessor real property and improvements located at 1538 Pacific Avenue, Second Floor, Santa Cruz, California, consisting of space with is approximately, 5,337 square feet; and

WHEREAS, the parties which to extend such lease for an additional one-year term on the same terms and conditions, the parties hereto agree as follows:

1.	LEASE TERM. Paragraph 2 of the Lease is hereby modified so that the term of the lease shall be for one year, commencing January 1, 2008 through and including December 31, 2008.

2.	RENTAL. Paragraph 3 of the Lease is hereby modified so that the Lessee shall pay to Lessors as rental the total sum of $83,257.20 which sum shall be paid at a rate of Six Thousand Nine Hundred Thirty Eight Dollars and Ten Cents ($6,938.10) per month payable in advance on the first day of each month commencing January 1, 2007. Such sum represents a rental rate of $1.30 per square foot for 5,337 square feet.

3.	PRIOR AGREEMENT. Except as otherwise modified herein, the Lease shall remain in full force and effect, and all rental payments shall be due on the first of each month commencing January 1, 2008.

The undersigned agree to the terms and conditions of the ADDENDUM TO LEASE.

RITTENHOUSE BUILDING AND INVESTMENT ASSOCIATION, a California Corporation

Dated: Dec 17, 2007	By:	/s/ Louis E. Rittenhouse
Louis E. Rittenhouse, President

VALIDUS MEDICAL SYSTEMS, a California Corporation

Dated: Dec 13, 2007	By:	/s/ Greg Gruzdowich
Greg Gruzdowich, President

THIRD ADDENDUM TO LEASE

RITTENHOUSE BUILDING AND INVESTMENT ASSOCIATION, a California corporation (Lessor), and Imprivata Inc., successor in interest to VALIDUS MEDICAL SYSTEMS, INC., a California corporation (Lessee), hereby agree to this Third Addendum to Lease dated (Lease).

WHEREAS, Lessor leases to Lessee and Lessee hires from Lessor real property and improvements located at 1538 Pacific Avenue, Second Floor, Santa Cruz, California, consisting of space which is approximately 5,337 square feet; and

WHEREAS, the parties have previously operated under a written lease agreement which expressed a lease term which has ended, and are currently operating under the terms of such lease agreement on a month-to-month basis; and

WHEREAS, the parties wish to expand the rental of to include the premises at 1538 Pacific Avenue, Third Floor, Santa Cruz, California, also consisting of space which is approximately 5,337 square feet on the same basis as the rental of the Second Floor.

The parties hereto agree as follows:

1. Premises: In addition to the real property and improvements located at 1538 Pacific Avenue, Second Floor, Santa Cruz, California, consisting of space which is approximately 5,337 square feet, Lessor hereby leases to Lessee and Lessee hereby hires from Lessor the real property and improvements located at 1538 Pacific Avenue, Third Floor, Santa Cruz, California, consisting of space which is approximately 5,337 square feet commencing as of September 1, 2013.

2. Monthly Rental Rate: The monthly rental rate for the total of the Second and Third Floors shall be $13,876.20, consisting of payment of $6,938.10 for each floor.

3. Prior Agreement. Except as otherwise modified herein, the parties agree to continue to abide by the terms of the Lease operating on a month-to-month basis, and all rental payments shall be due on the first of each month.

The undersigned agree to the terms and conditions of this THIRD ADDENDUM TO LEASE.

RITTENHOUSE BUILDING AND INVESTMENT ASSOCIATION, a California corporation

Dated: 12/3, 2013	By	/s/ Louis E. Rittenhouse
Louis E. Rittenhouse, President

Imprivata Inc., successor in interest to VALIDUS MEDICAL SYSTEMS, a California corporation

Dated: 8/28, 2013	By	/s/ Kelliann McCabe
Kelliann McCabe Vice President of Human Resources